UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 4, 2005

(Date of Report—Date of earliest event reported)

THE GSI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-43089	37-0856587

(Commission File Number)	(IRS Employer Identification No.)

1004 E. ILLINOIS STREET
ASSUMPTION, ILLINOIS	62510

(Address of Principal Executive Offices)	(Zip Code)

(217) 226-4421

(Registrant’s Telephone Number, Including

Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On November 4, 2005, the Company entered into an Executive Severance and Restrictive Covenant Agreement, dated as of October 6, 2005, with Richard M. Christman (the “Christman Agreement”) in connection with his appointment as Chief Executive Officer. Under such agreement, Mr. Christman is employed at-will, will receive an annual base salary of $295,000 and will be eligible to receive discretionary annual performance bonuses as determined by the Company’s Board of Directors. Mr. Christman will be entitled to participate in benefit plans and programs maintained by the Company from time to time and generally made available to its senior executive officers. The Company has also agreed to indemnify Mr. Christman from certain liability that he may incur in connection with his employment by the Company. Such agreement includes provisions that prohibit Mr. Christman from competing with or soliciting clients of the Company during his employment period and for a period of 18 months thereafter, soliciting employees of the Company during his employment period and for a period of three years thereafter or disclosing confidential information of the Company or its subsidiaries or affiliates. In addition, such agreement imposes certain obligations on the Company upon the termination of Mr. Christman’s employment, including, under certain circumstances, the payment of severance and the continuation of benefits for a period of 18 months and the continued vesting and exercisability of certain equity based compensation. In the event of the breach by Mr. Christman of any of the restrictive covenants described above, Mr. Christman will forfeit certain severance payments, equity based compensation and amounts received in connection with such equity based compensation. A copy of the Christman Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) Effective November 7, 2005, the Company appointed Richard M. Christman, age 55, to the Board of Directors of the Company. Mr. Christman is currently Chief Executive Officer of the Company. Prior to joining the Company, Mr. Christman spent more than 30 years at Case Corporation and its successor company CNH, a global leader in construction and agricultural equipment. His recent leadership positions there include serving as president of multi-billion dollar operating units. Since February 2005, Mr. Christman served as Chief Commercial Governance and Supply Chain Officer of Case Corporation. From January 2003 through February 2005, Mr. Christman served as President of Case Corporation’s Agricultural North America and Australia New Zealand Region. From July 2000 through January 2003 he was President of Case Corporation’s IH Agricultural Business. He also served on the Board of Directors of the Association of Equipment Manufacturers. Mr. Christman holds a bachelor’s degree in mechanical engineering from Rose Hulman Institute of Technology and an MBA from the University of Michigan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Exhibit Title

10.1	Executive Severance and Restrictive Covenant Agreement, dated as of October 6, 2005, between The GSI Group, Inc. and Richard Christman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GSI GROUP, INC.

By:	/s/ Randall Paulfus Name: Randall Paulfus Title: Interim Chief Financial Officer

Date: November 10, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Executive Severance and Restrictive Covenant Agreement, dated as of October 6, 2005, between The GSI Group, Inc. and Richard Christman.

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